INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN NUVEEN FUND ADVISORS, LLC AND

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN MUNICIPAL TRUST

AMENDED AS OF DECEMBER 16, 2014

Schedule A

Fund	Effective Date	Period End	Compensation Percentage
Nuveen All-American Municipal Bond Fund	October 1, 2014	August 1, 2015	60.0000%
Nuveen High Yield Municipal Bond Fund	October 1, 2014	August 1, 2015	66.6667%
Nuveen Intermediate Duration Municipal Bond Fund	October 1, 2014	August 1, 2015	50.0000%
Nuveen Limited Term Municipal Bond Fund	October 1, 2014	August 1, 2015	44.4444%
Nuveen Inflation Protected Municipal Bond Fund	October 1, 2014	August 1, 2015	60.0000%
Nuveen Short Duration High Yield Municipal Bond Fund	October 1, 2014	August 1, 2015	66.6667%
Nuveen Strategic Municipal Opportunities Fund	December 16, 2014	August 1, 2016	66.6667%

[SIGNATURE PAGE FOLLOWS]

Dated: December 16, 2014

NUVEEN FUND ADVISORS, LLC

By:	/s/ Kevin J. McCarthy
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

By:	/s/ Gifford R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal